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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of World Wireless Communications, Inc. We consent to the use therein of our report dated November 21, 1997 with respect to the consolidated financial statements of World Wireless Communications, Inc. and subsidiaries. We also consent to the use therein of our report dated March 4, 1997, except for the second paragraph of Note 2 of the consolidated financial statements as to which the date is September 15, 1997, and except for the sixth paragraph of Note 14 as to which the date is November 21, 1997, with respect to the consolidated financial statements of Digital Radio Communications Corporation and subsidiaries.



                                               /s/   HANSEN, BARNETT & MAXWELL
                                               --------------------------------
                                                     HANSEN, BARNETT & MAXWELL



Salt Lake City, Utah
February 17, 1998